SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


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                           Mid-Coast Bancorp, Inc.
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              (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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March 28, 2000

FOR IMMEDIATE RELEASE
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For more information, contact:

UNION BANKSHARES COMPANY                               MID-COAST BANCORP, INC.
Peter A. Blyberg                                       Wesley E. Richardson
800-432-1592-or-207-667-2504                   800-540-5363-or-207-832-7521

                  UNION BANKSHARES COMPANY ANNOUNCES PLANS
                  ----------------------------------------
                     TO ACQUIRE MID-COAST BANCORP, INC.
                     ----------------------------------

Ellsworth, Maine, March 28, 2000: Union Bankshares Company ("Union") (www.uniontrust.com) announced that it has signed a definitive agreement to acquire Mid-Coast Bancorp, Inc. (NASDAQ:MCBN) (www.waldoborobank.com) and its wholly-owned subsidiary, The Waldoboro Bank, F.S.B. ("Waldoboro"), a federally-chartered savings bank headquartered in Waldoboro, Maine with assets of $82.0 million. Under the terms of the agreement, Waldoboro will be merged into Union's subsidiary bank, Union Trust Company ("Union Trust") and Waldoboro's four offices, in Waldoboro, Rockland, Belfast and Jefferson, will operate as branches of Union Trust.

Under the terms of the agreement, which was approved by the Boards of Directors of both Union and MCBN, MCBN shareholders will receive $15.875 in cash for each share of MCBN common stock, for a total transaction cost of approximately $11.9 million. Based on Monday's closing price of $6.00 per share of MCBN common stock, this price represents a market premium of 165%.

In accordance with the agreement, MCBN granted Union an option to acquire, under certain terms and conditions, up to 19.9% of MCBN's common stock at $6.00 per share. The option was granted as an inducement for Union to enter into the agreement.

This transaction, which is subject to shareholder and regulatory approvals, is expected to close during the third quarter of 2000. Following consummation of the transaction, Peter A. Blyberg, President and Chief Executive Officer of Union and Union Trust will become President and Chief Executive Officer of the combined institutions.

"Union Trust and Waldoboro are ideal partners," commented Mr. Blyberg. "We are both customer-focused community banks with excellent track records of serving down east and mid-coast Maine. We share the same values and commitment to our customers, communities, employees and shareholders. Union Trust will benefit by the expansion of our franchise to the mid-coast markets where Waldoboro has been so successful and we look forward to bringing new products and services to Waldoboro's customers. In fact, this is a great combination of people, technology and capital, all focused on providing outstanding customer service and more value to our shareholders."

Mr. Richardson stated, "We are extremely pleased to join Union Trust. Union Trust is an excellent, highly profitable Maine community bank, with a solid reputation, over 100 years' experience serving the financial needs of Maine families, businesses and communities and an outstanding array of complementary products and services. We will now be able to offer our customers an expanded line of commercial, trust and investment services that will help them to meet their financial goals. Together, we will continue to expand community banking in eastern Maine and deliver personalized customer service and an ever-expanding range of innovative financial products to our customers."

Mr. Blyberg added, "We also welcome the Waldoboro employees to the Union Trust team. Their skills and knowledge are a definite plus for this combination."

Union Bankshares Company is a one-bank holding company, organized under the laws of the State of Maine, with one subsidiary, Union Trust Company, which was organized in 1887 and headquartered in Ellsworth, Maine. Union Trust Company operates 11 banking offices in eastern Maine. Mid-Coast Bancorp, Inc. is the holding company for The Waldoboro Bank, F.S.B., chartered in 1891. The Waldoboro Bank, F.S.B. operates 4 banking offices in mid-coast Maine.

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This press release contains certain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors which are, in some cases, beyond the control of Union Bankshares Company or Mid-Coast Bancorp, Inc., as the case may be. Actual events, performance and results could differ materially from the anticipated event, performance or results expressed or implied in such forward-looking statements. The factors which may cause such differences include, among other factors, the ability of the parties to consummate the transactions contemplated by the Agreement, conditions imposed on the consummation of such transactions by regulatory agencies, the competitive environment and general economic conditions.

                                     ***

Investors and security holders are advised to read the proxy statement and other documents related to the Union and MCBN merger when they become available and any amendments to these documents when they become available because they will contain important information. Investors and security holders may obtain these documents free of charge, when available, and other documents filed by Union or MBCN with the Securities and Exchange Commission at the SEC's Internet web site (www.sec.gov) and these documents may be obtained for free, in the case of Union, from Union by directing such request to Union Bankshares, Inc., 66 Main Street, P.O. Box 479, Ellsworth, Maine, 04605-1987, telephone 800-432-1592-or-207-667-2504 and in the case of MBCN, from MBCN by directing such request to Mid-Coast Bancorp, Inc., 1768 Atlantic Highway, P.O. Box 589, Waldoboro, Maine 04572, telephone 207-832-7521.

Union and MBCN and their respective directors intend to solicit proxies from Union shareholders in favor of the merger. The names of the directors of Union and information regarding their security holdings may be obtained for free from Union by directing such request to Union Bankshares, Inc., 66 Main Street, P.O. Box 479, Ellsworth, Maine, 04605-1987, telephone 800-432-1592-or-207-667-2504. The names of the directors of MBCN and information regarding their security holdings may be obtained for free from MBCN by directing such request to Mid-Coast Bancorp, Inc., 1768 Atlantic Highway, P.O. Box 589, Waldoboro, Maine 04572, telephone 207-832-7521.

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